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                                                                    EXHIBIT 1.2


                           IDS MANAGED FUTURES, L.P.


                              FIRST AMENDMENT TO
                     SELLING AGREEMENT DATED JUNE 26, 1995


     This First Amendment made as of _____________, 1997, among IDS Managed Futures, L.P., a Delaware limited partnership ("PARTNERSHIP"); American Express Financial Advisors Inc., a Delaware corporation ("SELLING AGENT"); CIS Investments, Inc., a Delaware corporation ("CISI"); and IDS Futures Corporation, a Minnesota corporation ("IDS FUTURES") (CISI and IDS Futures are collectively referred to as the "GENERAL PARTNERS"), is made on the following premises, terms and conditions:

                                   RECITALS

     WHEREAS, the parties hereto have entered into that certain Selling Agreement dated as of June 26, 1995 (the "SELLING AGREEMENT"); and

     WHEREAS, the parties desire to amend the Selling Agreement to extend the term of the Selling Agreement;

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the parties hereto hereby agree as follows:

     1. The second sentence of Section 5(a) of the Selling Agreement is hereby amended to read in its entirety as follows:

          The Selling Agent agrees to use its best efforts to procure subscriptions for the Units at the price per Unit set forth in the Prospectus and to continue such efforts to and including July 31, 1999, unless all of the Units registered are sold prior to that date or the General Partners determine to extend the offering of Units beyond such date.

     2. Except as specifically amended by this document, the Selling Agreement shall remain unchanged and shall continue in full force and effect.


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     IN WITNESS WHEREOF, this First Amendment has been executed on behalf of the Partnership by its General Partners and on behalf of each corporate party by its duly authorized officer all as of the day and year first above written.

                                    IDS MANAGED FUTURES, L.P.
                                    By:  CIS Investments, Inc., General
                                         Partner



                                    By _______________________________________
                                      Its ____________________________________

                                    By:  IDS Futures Corporation, General
                                           Partner


                                    By _______________________________________
                                      Its ____________________________________

                                    AMERICAN EXPRESS FINANCIAL ADVISORS INC.



                                    By _______________________________________
                                      Its ____________________________________


                                    CIS INVESTMENTS, INC.



                                    By _______________________________________
                                      Its ____________________________________


                                    IDS FUTURES CORPORATION



                                    By _______________________________________
                                      Its ____________________________________


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